SECURITIES AND EXCHANGE COMMISSION

                                 Washington, DC


                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 22, 1999


                               Fingermatrix, Inc.
             (Exact name of Registrant as Specified in its Charter)

          New York                  0-9940                    13-2854686
(State or other jurisdiction      (Commission                (IRS Employer
  of incorporation)                File No.)              Identification No.)


             249 North Saw Mill River Road, Elmsford, New York 10523
                     (Address of Principal Executive Office)


       Registrant's telephone number, including area code: (914) 592-5930

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Item 5.  Other Events

Series B Preferred Stock

         On September 22, 1999, the Registrant issued all 1,000 of its Series B 4% Preferred Stock (the "Series B Preferred Stock") to The Trinity Group, Inc. The Series B Preferred Stock entitles the holder to receive, when and as declared by the Board of Directors out of funds legally available therefor, dividends at the rate of 4% per share to be paid annually on the first day of July of each year. The holder of the Series B Preferred Stock has the right to vote upon all matters upon which the holders of the Registrant's Common Stock have the right to vote and, in addition, has the right to elect (i) three directors if the number of directors is five or less, (ii) four directors if the number of directors if six or seven, and (iii) a majority of the directors if the number of directors is more than seven. The Series B Preferred Stock is not convertible or redeemable by the Registrant. The holder of the Series B Preferred Stock also has the right to receive $1.00 per share (plus all accrued and unpaid dividends) in the event of any liquidation, dissolution or winding up of the Registrant before any payment or distribution under such circumstances is made on any series or class of capital stock ranking junior to the Series B Preferred Stock and after all such payments or distributions have been made on any series or class of capital stock ranking senior to the Series B Preferred Stock as to payment or distribution.

Proposed Purchase of Series A 2% Voting Convertible Redeemable Preferred Stock

         On October 22, 1999, the Registrant entered into a Term Sheet with Joseph Randazza and Leslie Roth (the "Term Sheet") setting forth the principal terms of certain proposed transactions between the Registrant, Authorized Payments, Inc., a newly formed Delaware corporation which is a subsidiary of Registrant ("API Delaware), and Messrs. Randazza and Roth.

         In accordance with the terms of the Term Sheet, the Registrant agreed to enter into a Stock Purchase Agreement with Messrs. Randazza and Roth (the "Stock Purchase Agreement") pursuant to which such individuals will purchase from the Registrant 16,152 shares of the Registrant's Series A 2% Voting Convertible Redeemable Preferred Stock (the "Series A Preferred Stock") for a purchase price to be subsequently agreed upon between the Registrant and such individuals. The Series A Preferred Stock will be convertible into an aggregate of 11,997,705 shares of the Registrant's Common Stock. The purchase price for the Series A Preferred Stock will be based upon a valuation opinion of an investment banker to be selected by such individuals, which opinion will be paid for by the Registrant. The purchase price for the Series A Preferred Stock will be comprised of a cash payment in an amount equal to the aggregate par value of the Series A Preferred Stock and the delivery by such individuals of their non-recourse, secured promissory notes (the "Notes") in a principal amount equal to the difference between the total purchase price payable for such securities and the aforementioned cash portion of the purchase price. The Notes will be secured by a pledge of the shares of Series A Preferred Stock purchased by such individuals and a pledge or assignment of Joseph Randazza's 50% interest in two United States pending patent applications relating to a certain fingerprint technology. The Notes will bear interest at the lowest rate provided under the Internal Revenue Code for imputed interest and the principal and all interest under the Notes will be due

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and payable on the fifth anniversary after the issuance of the Notes. The Notes will also be mandatorily prepayable from such portion of the proceeds of any sale of the shares of Common Stock underlying the Series A Preferred Stock as shall equal the purchase price allocable to such shares and from all proceeds, if any, received by Mr. Randazza from the sale, transfer, assignment, or other disposition or exploitation of the aforementioned United States patent applications (excepting any proceeds that may be received by Mr. Randazza from the exploitation of such patent applications for purposes of "biometrics" as defined in the Term Sheet).

         The Registrant has agreed to grant Messrs. Randazza and Roth "piggy-back" registration rights with respect to the shares of the Registrant's Common Stock underlying the Series A Preferred Stock, as well as any other registration rights that may be granted by the Registrant to Lewis S. Schiller or any member of his family or to any officer, director, or principal shareholder of the Registrant (and any other registration rights, if any, that may be mutually agreed upon between such individuals and the Registrant). The ability to convert the Series A Preferred Stock into shares of the Registrant's Common Stock will be dependent upon a contemplated recapitalization of the Registrant pursuant to which the Registrant intends to, among other things, increase its authorized capital to allow for such conversion.

Proposed Purchase of Shares of Authorized Payments, Inc.

         The Registrant also agreed that API Delaware will enter into a Stock Purchase Agreement with Messrs. Randazza and Roth pursuant to which such individuals will be entitled to purchase from API Delaware an aggregate of 70% of the shares of Common Stock of API Delaware for a purchase price equal to the aggregate par value of such shares, payable in cash on the date of closing under such agreement. Messrs. Randazza and Roth have agreed to transfer to API Delaware on the date of closing of any such transaction, any and all rights, if any, to proposals, agreements and proprietary business ideas and information of Authorized Payments, LLC., a limited liability company wholly owned by them which was formed for the purpose of developing and marketing a payment and transaction authorization and processing system principally for use in E-commerce transactions by purchasers who effect such purchases with checking account debits. The Registrant agreed that API Delaware will grant to any investor that makes an investment of $350,000 or more in API Delaware, a right to designate a member of API's Board of Directors. The Term Sheet contemplates the payment by API Delaware to Messrs. Randazza and Roth of an annual management fee of 20% of the net after-tax profits of API (the "Management Fee") for a period of five years.

Proposed Loans to API

         The Registrant has agreed to loan to API Delaware an amount equal to 20% of the proceeds of a contemplated private placement of its securities, with a minimum loan of $350,000 (the "Loan"). The Loan will be due and payable in five years, will be, to the extent of 20% of the outstanding principal amount of the Loan (plus all then accrued interest) per year, mandatorily

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prepayable after the first year of operations of API Delaware from 25% of that portion of API Delaware's cash flow from operations which exceeds API's projected six month working capital requirements. The Loan will bear interest at the lowest rate for imputed interest provided under the Internal Revenue Code and will be secured by all of the assets of API Delaware. As consideration for the Loan, API Delaware will issue and deliver to the Registrant a common stock purchase warrant on terms to be mutually agreed upon. The Registrant will also be entitled to receive additional common stock purchase warrants of API Delaware on the same terms as the initial common stock purchase warrant to be received in connection with the Loan in the event that the Registrant lends additional funds to API Delaware. The number of shares of common stock of API Delaware owned by the Registrant, inclusive of all shares reserved for issuance under any common stock purchase warrants issued by API Delaware to the Registrant is not to exceed, in the aggregate, 49.9% of the outstanding common stock of API Delaware.

Proposed Management Changes

         The Term Sheet provides that on the closing date under the contemplated Stock Purchase Agreement Joseph Randazza will become Senior Vice President and Director of Sales and Marketing of the Registrant, as well as Chief Executive Officer of Secured Portal Systems, Inc. ("SPS"), a subsidiary of the Registrant, and Chief Executive Officer and President of API. In addition, the Term Sheet also provides that on the closing date under the contemplated Stock Purchase Agreement Leslie Roth will become the Senior Vice President of Technical Services and Operations of the Registrant, as well as the Vice President of API. Both of such individuals will serve as advisors to the Registrant's Board of Directors until such time, if any, as the Registrant obtains officer and director liability insurance, at which time the Registrant has agreed to cause the election of Joseph Randazza to its Board of Directors.

         It is contemplated that on the closing date of the Stock Purchase Agreement the Board of Directors of API Delaware will consist of four members, two of whom will be Messrs. Randazza and Roth and the remaining two of whom will be Lewis Schiller and another designee of the Registrant. It is also contemplated that API Delaware will issue to the Registrant a series of its preferred stock pursuant to which the Registrant will have the right to elect a majority of API Delaware's Board of Directors unless (a) the contemplated employment agreements with Messrs. Randazza and Roth are terminated as a result of a breach by the Registrant or its subsidiaries which are parties to such agreements, (b) more than two payment or other material defaults by the Registrant or those of its subsidiaries under such employment agreements occurs in any year of the term of such agreements, or (c) the contemplated Loan to API Delaware is not funded within 180 days after the execution of such agreements. If any such circumstance shall occur, the Registrant will have the right to have one of its designees serve on API's Board of Directors.

Proposed Employment Agreements

         The Term Sheet contemplates the consummation of employment agreements with Messrs. Randazza and Roth upon and subject to the consummation of the Stock Purchase Agreement. It

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is contemplated under the Term Sheet that the Registrant, SPS and API Delaware will enter into employment agreements with Joseph Randazza pursuant to which Mr. Randazza will be employed as the Senior Vice President and Director of Sales and Marketing of the Registrant, as well as the Chief Executive Officer of SPS and the President and Chief Executive Officer of API Delaware. The term of each of such agreements will be five years. Mr. Randazza will be entitled to an annual base salary of $134,000 for his services as an officer of Registrant and an annual draw against sales commissions in the amount of $66,000 in consideration of his contemplated services as an officer of SPS. At such time as any loans made by the Registrant to API Delaware have been repaid, the Term Sheet contemplates that the Registrant and Mr. Randazza will negotiate and agree upon an annual base salary in consideration of Mr. Randazza's contemplated services as an officer of API Delaware. The contemplated employment agreements with Mr. Randazza will also provide for annual cost of living increases in amounts to be mutually agreed upon, annual bonus or incentive compensation in amounts and upon terms to be mutually agreed upon, a 5% sales commission on Net Revenues (as such term is defined in the Term Sheet) received by SPS from customers introduced to SPS by Mr. Randazza or his designees, a sales override in an amount equal to 1/2 of l% of all such Net Revenues derived by SPS from customers which are not introduced to it by Mr. Randazza or his designees, reimbursement of all ordinary and necessary business expenses incurred by Mr. Randazza in connection with the performance of his services as well as certain other specified fringe benefits. If, at any time that the contemplated draw against sales commissions payable to Mr. Randazza under the proposed employment agreement between him and SPS exceeds sales commissions earned by Mr. Randazza by $99,000, no further draws will be payable to Mr. Randazza until the amount of such draws, net of earned sales commissions, are less than $66,000.

         Although the Term Sheet is not binding upon the Registrant and the other parties thereto, the Registrant agreed to commence payments on November 15, 1999 to Mr. Randazza of his annual base salary and draw against commissions for services being rendered by him to the Registrant and SPS commencing for the period beginning on October 15, 1999 and to continue to make such monthly payments prior to the execution of definitive employment agreements with Mr. Randazza, subject to cancellation by the Registrant upon thirty days' notice.

         It is proposed that Mr. Randazza will devote only such of his time as may be necessary to perform his services under such employment agreements until such time as the total compensation received by him under such agreements equals an annual rate of at least $350,000 (the "Annual Compensation Rate"), at which time he will be required to devote his full time to the performance of his services under such agreements. If, however, at any time after Mr. Randazza is required to render full-time service to the Registrant and its subsidiaries under such agreements, the aggregate compensation received by him thereunder falls below such Annual Compensation Rate for a period of four consecutive months, Mr. Randazza will not be required to render full-time services under such agreements until such time as the total compensation thereafter reaches the Annual Compensation Rate. Notwithstanding the foregoing, the Registrant has agreed that Mr. Randazza will be permitted to engage in certain business brokerage activities during the term of his employment agreements, provided that he does not spend a material

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portion of his time doing so, that such activities do not interfere with his services under such employment agreements, and that Mr. Randazza grants the Registrant an opportunity to pursue any transactions in which he may be rendering such brokerage services if the transaction involves a business which is the same or similar to the Registrant's then or proposed business.

         Finally, it is contemplated that any sales commissions payable to Mr. Randazza based on Net Revenues derived from customers introduced by him to SPS will be payable to him both during and after the term of such employment agreement and that, so long as Mr. Randazza is the owner of 10% or more of the outstanding common stock of API Delaware, API Delaware will not be permitted to terminate his services as Chief Executive Officer or a director of API, other than for cause as mutually agreed upon by API and Mr. Randazza.

         It is also contemplated that the Registrant and API Delaware will enter into separate employment agreements with Leslie Roth, pursuant to which Mr. Roth will be employed as the Senior Vice President of Technical Services and Operations of the Registrant and the Vice President of API Delaware. It is contemplated that such agreements will have a term of five years, provide for the payment of an annual salary of $37,500 for Mr. Roth's services as an officer of the Registrant and an annual base salary of $75,000 for Mr. Roth's services as an officer of API Delaware, subject to increase to an amount and based upon a to be mutually agreed upon level of revenues and/or profits of API Delaware, annual cost of living increases to be mutually agreed upon, annual bonus and incentive compensation in amounts to be mutually agreed upon, and reimbursement of all necessary business expenses incurred by Mr. Roth in connection with such services.

         Finally, it is contemplated that, so long as Mr. Roth is the owner of 5% or more of the outstanding common stock of API Delaware, API Delaware will not be permitted to terminate his services as Vice President or a director of API, other than for cause as mutually agreed upon by API and Mr. Roth.

         It is proposed that Mr. Roth will devote only such of his time as may be necessary to perform his services under such employment agreements until such time as the total compensation received by him under such agreements equals an annual rate of at least $200,000 (the "Roth Annual Compensation Rate"), at which time he will be required to devote his full time to the performance of his services under such agreements. If, however, at any time after Mr. Roth is required to render full-time service to the Registrant and API Delaware under such agreements, the aggregate compensation received by him thereunder falls below the Roth Annual Compensation Rate for a period of four consecutive months, Mr. Roth will not be required to render full-time services under such agreements until such time as the total compensation thereafter reaches the Roth Annual Compensation Rate.

         It is contemplated that Mr. Roth will spend approximately 80% of his time in performing his services to API Delaware and the remaining 20% thereof to the performance of his services to the Registrant.

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         The Registrant and Messrs. Randazza and Roth have agreed that in the event that the agreements contemplated by the Term Sheet are not consummated, the parties will share the aggregate legal fees and certain other specified costs incurred in connection therewith.

         The Term Sheet specifies a number of conditions to the closing of the transactions contemplated thereby, including the approval of all definitive agreements by the Board of Directors of the Registrant.

Amendment

         In December 1999, the Registrant and Messrs. Randazza and Roth agreed to modify the Term Sheet to provide that (i) the Loan will be a maximum of $350,000 and will be based upon the net proceeds of the Registrant's contemplated private placement, (ii) Mr. Roth will be engaged as the Senior Vice President of Systems Development of the Registrant, (iii) of the $134,000 annual salary of Mr. Randazza, $124,000 will be paid by SPS and $10,000 will be paid by the Registrant, (iv) Mr. Randazza's total compensation payable by the Registrant, API and SPS will not exceed $750,000 per annum, (v) of the $37,500 annual salary of Mr. Roth, $27,500 will be paid by API and the balance of $10,000 will be paid by the Registrant, and (vi) Messrs. Randazza and Roth will receive an aggregate of 10% of the outstanding capital stock of SPS on terms to be mutually agreed upon.

Consulting Agreement

         The Registrant entered into a Consulting Agreement on October 22, 1999, as amended as of December 13, 1999 with First Argentum LLC pursuant to which First Argentum agreed to provide certain business and financial consulting and advisory services to the Registrant during a term expiring on November 1, 2000. In consideration of the services to be rendered to the Registrant by First Argentum, the Registrant issued to First Argentum 3,366 shares of its Series A 2% Voting Convertible Redeemable Preferred Stock, which shares are convertible into an aggregate of 2,500,264 shares of the Registrant's Common Stock, performance-based options to purchase shares of the Registrant's Common Stock based upon the closing sale price of the Registrant's Common Stock as more specifically described below, and such number of shares of the Common Stock of SPS, as shall equal 5% of the total issued and outstanding shares of Common Stock of SPS. First Argentum will be entitled to receive the aforementioned performance-based stock options in the amounts and based upon the closing sale prices of the Registrant's Common Stock as follows: (i) Options to purchase 250,000 shares if the closing sales price is $.50 or more; (ii) options to purchase 250,000 shares if the closing sales price is $.65 or more; (iii) options to purchase 250,000 shares if the closing sales price is $.80 or more; and (iv) options to purchase 250,000 shares if the closing sales price is $.80 or more.

         The closing sale price must be maintained for 20 consecutive trading days before First Argentum is entitled to receive such options, except in the case of the last 250,000 of such options, in which case the closing sale price must be maintained for 180 or more consecutive

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trading days. Each of such options shall have a five year term. The Registrant agreed, to the extent permitted by applicable law, to register 500,000 shares of the Registrant's Common Stock issued to First Argentum upon conversion of the 3,366 shares of the Series A Preferred Stock promptly after and subject to the Registrant's contemplated recapitalization pursuant to which, among other things, the Registrant intends to increase its authorized capitalization so as to enable the holders of the Series A Preferred Stock to convert such shares into the Registrant's Common Stock. The Registrant also agreed to pay First Argentum a finder's fee as specified in the Consulting Agreement with respect to any transaction that the Registrant concludes with any third party introduced to it by First Argentum.

Item 7.  Financial Statements and Exhibits.

         (c)      Exhibits.

                  99.1. Form of Certificate of Amendment of the Certificate of Incorporation of the Registrant dated July 20, 1999 containing the Statement of the Powers, Designations, Rights and Preferences of the Series B 4% Preferred Stock, par value $.01 per share.

                  99.2. Term sheet dated October 22, 1999 between the Registrant, Joseph Randazza, Leslie Roth and Lewis S. Schiller.

                  99.3. Consulting Agreement dated as of October 22, 1999 between the Registrant and First Argentum LLC.

                  99.4. Amendment No. 1 dated as of December 13, 1999 to the Consulting Agreement between the Registrant and First Argentum LLC dated as of October 22, 1999.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               FINGERMATRIX, INC.


Date:  January 3, 2000         By: /s/ Lewis S. Schiller
                                  ----------------------
                                  Lewis S. Schiller
                                  Chief Executive Officer


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Exhibit 99.1

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                               FINGERMATRIX, INC.

        Pursuant to Section 805 of the New York Business Corporation Law

         THE UNDERSIGNED, being all of the directors of FINGERMATRIX, INC. (the "Corporation"), do hereby certify as follows:

         1. The name of the Corporation is Fingermatrix, Inc.

         2. The Certificate of Incorporation of the Corporation was filed with the Department of State of the State of New York on May 12, 1976.

         3. On March 31, 1995 the Corporation's Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code was confirmed by order of the United States Bankruptcy Court for the Southern District of New York (Case No. 93 B 21794). Pursuant thereto a Restated Certificate of Incorporation of the Corporation was to be filed by the Trustee in Bankruptcy. Said Restated
Certificate of Incorporation was not filed. Said Restated Certificate of Incorporation was filed on May 13, 1999.

         4. Immediately following the filing of the Restated Certificate of Incorporation on May 13, 1999, and on the same date, a Certificate of Amendment of the Certificate of Incorporation was filed with the Department of State of the State of New York.

         5. The Restated Certificate of Incorporation of the Corporation is hereby amended to (a) amend Paragraphs 1 and 4(b) of the Statement of the Powers, Designations, Preferences, Privileges, Rights and Restrictions of the Series A 2% Voting Convertible Redeemable Preferred Stock, and (b) add the Statement of the Powers, Designations, Rights and Preferences of the Series B 4% Voting Preferred Stock of the Corporation, as follows:

         Paragraphs 1 and 4(b) of the Statement of the Powers, Designations, Preferences, Privileges, Rights and Restrictions of the Series A 2% Voting Convertible Redeemable Preferred Stock of the Corporation are hereby amended, in their entirety, to read as follows:

         "1. Designation and Number of Shares. The designation of this series of One Hundred Fifty Thousand (150,000) shares of preferred stock, par value $.01 per share ("Preferred Stock"), created by the Board of Directors of the Corporation pursuant to the authority granted to it by the Certificate of Incorporation of the Corporation is "Series A 2% Voting Convertible Redeemable Preferred Stock" (the "Series A Preferred Stock.") In the event that the Corporation does not issue the maximum number of shares of Series A Preferred Stock the Corporation may, from time to time, by resolution of the Board of Directors, reduce the number of shares of Series A Preferred Stock authorized, provided that no such reduction shall reduce the number of authorized shares to a number which is less than the number of shares of Series A Preferred Stock then issued or reserved for issuance. The number of shares by which the Series A Preferred Stock is reduced shall have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such stock is once more designated as part of a particular series by the Corporation's Board of Directors."

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         "4. (b) The  Conversion  Rate shall mean the number of shares of Common
Stock issuable upon conversion of one (1) share of Series A Preferred Stock. The Conversion Rate shall be seven hundred forty-two and eight-tenths (742.8) shares of Common Stock, subject to proper adjustment as provided in Paragraph 4(e) of this Statement."

         The Restated Certificate of Incorporation of the Corporation is hereby amended to add the Statement of the Powers, Designations, Rights and Preferences of the Series B 4% Voting Preferred Stock of the Corporation, as follows:

                     STATEMENT OF THE POWERS, DESIGNATIONS,
                    RIGHTS AND PREFERENCES OF THE SERIES B 4%
                    PREFERRED STOCK, PAR VALUE $.01 PER SHARE

         1. Designation and Number of Shares. The designation of this series of one thousand (1,000) shares of capital stock, par value $.01 per share, created by the Board of Directors of the Corporation pursuant to the authority granted to it by the Certificate of Incorporation of the Corporation is "Series B 4% Preferred Stock," which is hereinafter referred to as the "Series B Preferred Stock." In the event that the Corporation does not issue the maximum number of shares of Series B Preferred Stock or in the event that the Corporation shall acquire (whether by purchase, redemption or otherwise) and cancel any shares of Series B Preferred Stock, the Corporation may, from time to time, by resolution of the Board of Directors, reduce the number of shares of Series B Preferred Stock authorized, provided that no such reduction shall reduce the number of authorized shares to a number which is less than the number of shares of Series B Preferred Stock then issued or reserved for issuance. The number of shares by which the Series B Preferred Stock is reduced shall have the status of authorized but unissued shares of preferred stock, without designation as to class or series until such stock is once more designated as part of a particular class or series by the Board of Directors.

         2. Dividend Rights.

                  2.1. Subject to the provisions of Paragraph 2.2 hereof, the holders of the Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds of the Corporation legally available therefor or as otherwise provided in this Statement of Designation, annual dividends at the rate of 4% per share of Series B Preferred Stock. Such dividends shall be payable annually on the first day of July (the first day of July of any particular year is referred to herein as a "Dividend Payment Date"), to the holders of record of the Series B Preferred Stock on the preceding July
15. Each annual period ending on the date immediately prior to a Dividend Payment Date is referred to herein as a "Dividend Period." Dividends on the Series B Preferred Stock shall be cumulative and shall accrue on a day-to-day basis, whether or not earned, from and after the day immediately succeeding the date on which such shares are issued. Dividends on the Series B Preferred Stock that are not declared and paid

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when due will compound  annually on each  Dividend  Payment Date at the dividend rate of 4% per annual period. Dividends payable for any partial Dividend Period shall be computed on the basis of actual days elapsed over a 365-day year.

                  2.2. No dividends on the Series B Preferred Stock shall be declared or set aside for payment and no other distribution shall be declared or made upon or in connection with the Series B Preferred Stock and no Series B Preferred Stock shall be redeemed, purchased or otherwise acquired for any consideration by the Corporation or by any subsidiary thereof (which shall mean any corporation or entity, the majority of voting power to elect directors of which is held directly or indirectly by the Corporation), nor shall any monies be paid or made available for a sinking fund for the purchase or redemption thereof unless, in each case (i) the dividends on all other classes of stock of the Corporation for the Dividend Period during which the record date for such other series or classes of stock of the Corporation for the Dividend Period during which the record date for such other series or class of capital stock occurs shall have been declared by the Board of Directors and aid or payment shall have been provided for or (ii) the holders of a majority of the shares of all other classes of stock of the Corporation then outstanding, with each class voting as a class, shall consent thereto.

         3. Voting Rights.

                  3.1. Except as otherwise required by law and the rights of any holders of any class or series of capital stock hereafter created by the Board of Directors pursuant to the Certificate of Incorporation of the Corporation, the holders of shares of Series B Preferred Stock shall vote as a class upon all matters upon which the holders of the Common Stock, $.01 par value, of the Corporation (the "Common Stock") shall have the right to vote.

                  3.2. In addition to the voting  rights set forth in  Paragraph
3.1 of this Statement of Designation, the holders of the Series B Preferred Stock shall have the right, voting as a single class, to elect (i) three directors if the number of directors is five or fewer directors, (ii) four directors if the number of directors is six or seven, and (iii) a majority of the directors if the number of directors is more than seven. For purposes of this Paragraph 3.2, the number of directors shall be the number of directors which constitutes the entire Board determined in the manner provided for in the By-Laws of the Corporation, regardless of whether the number of directors actually serving is less than the number that constitutes the entire Board.

                  3.3. In the event that, pursuant to applicable law, the holders of the Series B Preferred Stock are required to vote as a single class, separate and apart from the Common Stock, each holder of Series B Preferred Stock shall be entitled to one vote per share of Series B Preferred Stock on such matters.

                  3.4. The Corporation is not restricted from creating other classes or series of Preferred Stock which may be junior to, senior to or in parity with, the Series B Preferred Stock as to dividends and/or upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation without the consent of the holders of the Series B Preferred Stock.

                  3.5. The voting rights of the holders of the Series B Preferred Stock may be exercised either by written consent or at a special meeting of the holders of the shares of Series B Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors. At any time during which the holders of the Series B Preferred Stock have voting rights with respect thereto, and if such rights shall not already have been exercised by written consent, a proper officer of the Corporation may call and, upon the written request, addressed to the Secretary of the Corporation, of the record holders of shares representing 25% of the voting power of the shares then outstanding of the Series B Preferred Stock, shall call a special meeting of the holders of the Series B Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meeting of stockholders of the Corporation at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Board of Directors.

                  3.6. At any meeting held for the purpose of electing directors at which the holders of the Series B Preferred Stock shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of shares representing more than 50% in voting power of the then outstanding shares of Series B Preferred Stock having such right shall be required and shall be sufficient to constitute a quorum for such class for the election of directors by such class.

                  3.7. No consent of the holders of the Series B Preferred Stock shall be required for the creation of any indebtedness of any kind of the Corporation.

         4. Conversion. The Series B Preferred Stock is not convertible into Common Stock.

         5. Redemption. The Series B Preferred Stock is not redeemable by the Corporation.

         6. Liquidation Rights.

                  6.1. In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of the Series B Preferred Stock shall be entitled to receive One Dollar ($1.00) per share, plus all accrued and unpaid dividends, before any payment or distribution upon dissolution, liquidation or winding up shall be made on any series or class of capital stock ranking junior to the Series B Preferred Stock as to such payment or distribution, and after all such payments or distributions have been made on any series or class of capital stock ranking senior to the Series B Preferred Stock as to such payment or distribution.

                  6.2.  After payment of the  preference  set forth in Paragraph
6.1 of this Statement of Designation, the holders of the Series B Preferred Stock shall have no further rights on liquidation, dissolution or winding up.

                  6.3. The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall be deemed a voluntary dissolution, liquidation or winding up of the Corporation for purposes of this Paragraph 6, except that the merger or consolidation of the Corporation into any other corporation or the sale by the Corporation of all or substantially all of its assets shall not be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Paragraph 6 if either (i) the holders of all shares of Series B Preferred Stock outstanding upon the effectiveness of such merger or consolidation shall have the right, upon such effectiveness, to receive for each share of Series B Preferred Stock held by them upon such effectiveness, one share of preferred stock of the resulting or surviving corporation or purchaser or the parent of any such corporation, which shares shall have, to the extent practicable, dividend and voting rights and rights upon dissolution, liquidation or winding up reasonably equivalent to those of such shares of Series B Preferred Stock, or (ii) the merger, consolidation or sale or other transaction was approved by the holders of a majority of the shares of Series B Preferred Stock then outstanding either at a meeting of such stockholders or by a written consent in lieu of a meeting. Any merger in which the Corporation shall be the surviving corporation shall not be deemed a dissolution, liquidation or winding up of the Corporation for purposes of this Paragraph 6.

                  6.4. In the event the assets of the Corporation available for distribution to the holders of shares of Series B Preferred Stock upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Paragraph 6.1 of this Statement of Designation, no such distribution shall be made on account of any shares of any other class or series of capital stock of the Corporation ranking on a parity with the shares of Series B Preferred Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of Series B Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

         7. Rank of Class or Series. For purposes of this Statement of Designation, any stock of any class or series of the Corporation shall be deemed to rank:

                  7.1. senior to shares of the Series B Preferred Stock, as to dividends or upon liquidation, dissolution or winding up, as the case may be, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of Series B Preferred Stock;

                  7.2. junior to shares of the Series B Preferred Stock, as to dividends or upon liquidation, dissolution or winding up, as the case may be, if such class shall be Common Stock or if the holders of shares of the Series B Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

         8. No Preemptive Rights. No holder of the Series B Preferred Stock shall, as such holder, be entitled as of right to purchase or subscribe for any shares of stock of the Corporation of any class or any series now or hereafter authorized or any securities convertible into or exchangeable for any shares, or any warrants, options, rights or other instruments evidencing rights to subscribe for or purchase any such shares, whether such shares, securities, warrants, options, rights or other instruments be unissued or issued and thereafter acquired by the Corporation.

         9. Transfer Agent and Registrar. The Corporation may appoint a transfer agent and registrar for the issuance, transfer and conversion of the Series B Preferred Stock and for the payment of dividends to the holders of the Series B Preferred Stock (or may act as its own transfer agent and registrar therefor).


IN WITNESS WHEREOF, the undersigned, being all of the directors of the Corporation, have executed this Certificate for and on behalf of the Corporation this 20th day of July 1999.


                             -----------------------------------
                             LEWIS S. SCHILLER,
                             Director


                             -----------------------------------
                             E. GERALD KAY,
                             Director


                             -----------------------------------
                             JOEL BROWN,
                             Director

Exhibit 99.2

                                   TERM SHEET


         The following sets forth the principal terms of certain proposed transactions between Fingermatrix, Inc. and its subsidiary, Authorized Payments, Inc., a Delaware corporation, and Joseph Randazza and Leslie Roth (and their respective successors and permitted assigns).

                         Purchase of Fingermatrix Shares

Seller:                       Fingermatrix, Inc., a New York corporation ("FINX"
-------                       or "Seller"), with offices at 249 N. Saw Mill
                              River Road, Elmsford, New York 10523.

Purchasers:                   Joseph Randazza ("Randazza") and Leslie Roth
-----------                   ("Roth" and, together with Randazza, the
                              "Purchasers").

Stock Purchase Agreement:     Seller and Purchasers will enter
-------------------------     into a Stock Purchase Agreement (the "Agreement"),
                              pursuant to which Purchasers will purchase from Seller 16,152 shares of Seller's Series A 2%
                              Voting Convertible Redeemable Preferred Stock, par value $.01 per share, which are convertible into 11,997,705 shares of Seller's Common Stock, par value $.01 per share (the "FINX Shares") for a purchase price to be agreed upon between Seller and Purchasers based upon a valuation opinion (the
                              "Valuation Opinion") of an investment banker selected by Purchasers (the "Purchase Price").
                              Seller will pay for the aforementioned Valuation
                              Opinion. The Purchase Price will consist of cash in an amount equal to the aggregate par value
                              ($161.52) of
                              the FINX Shares (the "Cash Portion of the Purchase
                              Price") and promissory notes of Purchasers to Seller in an aggregate principal amount equal to the balance of the Purchase Price (the "Notes").

                              The shares of Seller's Common Stock underlying the FINX Shares will, upon the issuance thereof to Purchasers, be "restricted" securities as defined under the Federal securities laws and will be subject to the resale limitations of Rule 144 thereunder. The holders of all of such shares of Common Stock will have customary "piggy-back" registration rights and will be entitled to any other registration rights granted to Lewis S. Schiller and any member of his family or to any officer, director or principal shareholder of Seller (and any other registration rights, if any, that may be mutually agreed upon).

                              Seller intends to file an Information Statement with the Securities and Exchange Commission by November 25, 1999 to effect a recapitalization of Seller which will, among other things, permit the conversion of the FINX Shares.

                              The Notes shall be non-recourse to the makers thereof and shall be secured by (i) a pledge of the FINX Shares and (ii) a pledge or assignment of Randazza's 50% interest in two U.S. patent applications relating to a particular fingerprint technology (the "Randazza Patent Applications"). The Notes will bear interest at the lowest rate provided for imputed interest under the Internal Revenue Code and the principal and all interest thereunder will be due and payable on the fifth anniversary after the issuance thereof. The Notes will be mandatorily prepayable from (i) such portion of the proceeds of any sale of the shares of common stock underlying the FINX Shares as shall equal the purchase price allocable to such shares and (ii) all proceeds received by Randazza from the sale, transfer, assignment, or other disposition or exploitation (collectively, the "Dispositions") of the Randazza Patent Applications, except for any and all proceeds received by Randazza from Dispositions of the Randazza Patent Applications for Biometrics and Purchaser's security interest will not attach thereto. For purposes hereof, "Biometrics" shall mean the science of identification of individuals based upon unique genetic or physical characteristics. Seller acknowledges that the pledge or assignment of Randazza's interest in the Randazza Patent Applications is subject to certain existing license agreements and Randazza disclaims any representation as to the issuance of any patents from the Randazza Patent Applications or the scope thereof, if and when issued (one of such patent applications is currently subject to certain official action letters of the United States Patent and Trademark Office).

Management:                   On the date of closing under the Agreement (the
-----------                   "Closing Date"):

                              (a) the Board of Directors of Seller shall consist of Lewis S. Schiller, Gerald Kay and Joel Brown (or another designee of Seller),

                              (b) the initial Board of Directors of Authorized Payments, Inc., a recently formed Delaware corporation ("API"), shall consist of four members (Lewis S. Schiller, Randazza, Roth and a designee of Seller). Lewis S. Schiller will be Chairman of the Board of API and Seller will have the right to elect a majority of API's Board of Directors pursuant to the API Preferred Stock, hereinafter defined, subject to the provisions described in the Section entitled "Purchase of Authorized Payments, Inc. Shares - Preferred Stock." Seller will, for so long as the Randazza and Roth Employment Agreements remain in effect (unless terminated for breach by Seller, SPS or API, as applicable), nominate Randazza and Roth to serve as members of API's Board of Directors.

                              (c) Randazza will be the Senior Vice-President and Director of Sales and Marketing of Seller, Chief Executive Officer of Secured Portal Systems, Inc. ("SPS"), a majority-owned subsidiary of Seller, and President of API, and

                              (d) Roth will be the Senior Vice-President of Technical Services and Operations of Seller and the Vice-President of API.

                              Randazza and Roth will serve as advisors to Seller's Board of Directors, without compensation, until such time as Seller obtains officer and director liability insurance, at which time Seller will cause Randazza to be elected to its Board of Directors. Promptly after Seller's receipt of the proceeds of a contemplated private placement of its securities, Seller will use its best efforts to obtain and maintain officer and director liability insurance.

API Loans:                    Seller will, subject to and at such
----------                    time as it receives the proceeds of a contemplated
                              private placement of its securities (or the proceeds of any other financing), loan to API an amount equal to 20% thereof, with a minimum of $350,000 (the "Loan"). The Loan will be due and payable five (5) years from the date thereof (the
                              "Maturity Date") and will be, to the extent of 20% of the outstanding principal amount of the Loan
                              (plus all then accrued interest) per year, mandatorily prepayable semi-annually after the first year of operations of API from 25% of that portion of API's cash flow from operations which exceeds API's projected six month working capital requirements. API's projected six month working capital requirements will be determined by calculating the average monthly operating expenses of API for the six months preceding each semi-annual mandatory prepayment date. All mandatory prepayments will be applied first to accrued interest on the Loan and then to the outstanding principal balance thereof. The Loan will bear interest at the lowest rate for imputed interest provided for by the Internal Revenue Code and will be secured by all of the assets of API.
                              All principal and interest payable under the Loan will be payable on the Maturity Date (subject to the aforementioned mandatory prepayment provision).

                              As consideration for the Loan, API will issue and deliver to Seller on the date of the Loan a common stock purchase warrant entitling Seller to purchase such number of shares of API's capital stock upon such terms, for such period of time and at such exercise price as shall be mutually agreed upon.

                              In the event that Seller's Board of Directors approves any additional loans to API (the "Additional Loans"), the term, interest rate and payment terms will be the same as the Loan and Seller will receive additional common stock purchase warrants on the same basis as the warrants Seller received in connection with the Loan.

                              The number of shares of API's common stock underlying all common stock purchase warrants issued to Seller, and the number of shares of API's common stock owned by Seller and Schiller shall not exceed, in the aggregate, 49.9% of the outstanding common stock of API.

Randazza Employment
Agreements:                   On the Closing Date, Seller and SPS will enter
-----------                   into separate employment agreements with Randazza
                              (the "Randazza Employment Agreements") providing for Randazza's services as Senior Vice-President and Director of Sales and Marketing of Seller, Chief Executive Officer of SPS, and Chief
                              Executive Officer of API on the following principal terms:

                              (i) A term of five (5) years, commencing on October 15, 1999,

                              (ii) an annual base salary of $134,000 for Randazza's services as an officer of Seller (the "Randazza Salary") and a draw (the "Randazza Draw") against Sales Commissions (hereinafter defined) of $66,000 per year for Randazza's services as an officer of SPS and an annual base salary to be mutually agreed upon for Randazza's services as an officer of API, such salary to commence only after all loans from Seller to API have been repaid or at such time, if any, that Seller no longer controls API,

                              (iii) annual cost of living increases, commencing in the second year of the term of the employment agreement between Seller and Randazza, in an amount to be mutually agreed upon,

                              (iv) annual bonus or incentive compensation for Randazza's services as an officer of Seller in an amount to be mutually agreed upon between Seller and Randazza,

                              (v) a sales commission in an amount equal to 5% of all Net Revenues (hereinafter defined) received by SPS during the term of the employment agreement between SPS and Randazza from customers introduced to SPS by Randazza or his designees (the "Sales Commission"),

                              (vi) a sales override in an amount equal to 1/2 of 1% of all Net Revenues received by SPS during the term of the employment agreement between SPS and Randazza which are derived from customers which are not introduced to SPS by Randazza or his designees, and

                              (vii) reimbursement of all ordinary and necessary business expenses incurred by Randazza in connection with the performance of his services under the Randazza Employment Agreements (Randazza will also receive a corporate credit card and telephone credit card from Seller).

                              For purposes hereof, "Net Revenues" shall mean the gross revenues received by SPS from the sale, leasing and maintenance of all products sold by it including, without limitation, the secured access system distributed by SPS under its Exclusive Distribution Agreement with GIL Security Systems, Inc., less all applicable sales taxes, returns, allowances and the cost of goods sold. If, at any time that the aggregate draws received by Randazza under his employment agreement with SPS exceed the Sales Commission due to Randazza by $99,000 (the "Net Draws"), no further draws will be paid to Randazza until the Net Draws are less than $66,000.

                              The Randazza Salary, the Randazza Draw and all sales commissions, sales overrides and expense reimbursements shall be paid to Randazza monthly, in arrears, on the 15th day of each month during the term of the Randazza Employment Agreements. Any mutually agreed upon bonus payable to Randazza by Seller will be paid to Randazza at such time as shall be mutually agreed upon.

                              Randazza will devote such of his time as may be necessary to perform his services under the Randazza Employment Agreements until such time as the total compensation received by him thereunder (whether from base salary, bonuses, management fees, draws, commissions, overrides (including, for these purposes. accrued Sales Commissions and overrides), or otherwise but excluding expense reimbursements) equals an annual rate of $350,000 (the "Annual Compensation Rate"), at which time he will devote his full time to the performance of his services under such agreements. If, at any time after Randazza is required to perform full-time services under such Employment Agreements, as aforesaid, such total compensation falls below the Annual Compensation Rate for a period of four consecutive months (unless such total compensation received by Randazza at such time during the contract year in which such event occurs is not less than an amount to be mutually agreed upon, Randazza will not be required to render full-time services under such Agreements until such time as such total compensation thereafter reaches the Annual Compensation Rate.

                              Notwithstanding the foregoing, Randazza shall be permitted to engage in business brokerage activities during the term of the Randazza Employment Agreements provided that he does not spend a material portion of his time doing so, such activities do not interfere with his services under such Employment Agreements, and Randazza grants Seller an opportunity to pursue any transaction in which he contemplates acting as a business broker prior to pursuing any such transaction with any third party if such transaction involves a business which is the same or similar to Seller's then business or proposed business.

                              Randazza will receive the Sales Commission for as long as SPS receives Net Revenues from the customers introduced to SPS by Randazza or his designees, both during and after the term of his employment agreement with SPS.

                              The employment agreement between Randazza and API will provide that, as long as Randazza is the owner of 10% or more of the outstanding common stock of API, Randazza cannot be terminated as the Chief Executive Officer or director of API other than for cause as such term shall be mutually agreed upon in such employment agreement.

Commencement of Randazza
Compensation:                 Notwithstanding any provision of this Term Sheet
-------------                 to the contrary, in consideration of Randazza's
                              services to Seller and SPS, Seller will pay the monthly installments of the Randazza Salary and the Randazza Draw to Randazza, in arrears, commencing on November 15, 1999 for the period beginning on October 15, 1999, and will continue to make such payments on the 15th day of each month thereafter prior to the execution of the Randazza Employment Agreements unless and until Seller gives Randazza thirty (30) days notice of its intention to discontinue making such payments
                              (in which case such payments will be made for all periods prior to the expiration of such 30 day period).

Roth Employment Agreements:   On the Closing Date, Seller and API will enter
---------------------------   into separate employment agreements with Roth (the
                              "Roth Employment Agreements") providing for Roth's services as Senior Vice-President of Technical
                              Services and Operations of Seller and
                              Vice-President of API on the following principal terms:

                              (i) A term of five (5) years, commencing December 1, 1999 (Roth to have the right to terminate his employment agreement with Seller in the event of the discontinuance of the business activities of
                              API),

                              (ii) an annual base salary of $37,500 for Roth's services as an officer of Seller and an annual base salary of $75,000 for Roth's services as an officer of API, subject to increase to an amount and upon a level of revenues and/or profits of API to be mutually agreed upon,

                              (iii) annual cost of living increases, commencing in the second year of the term of the Roth Employment Agreements, in an amount to be mutually agreed upon,

                              (iv) annual bonus or incentive compensation for Roth's services as an officer of Seller and API in amounts to be mutually agreed upon between Seller, API and Roth,

                              (v) reimbursement of all ordinary and necessary business expenses incurred by Roth in connection with the performance of his services under the Roth Employment Agreements.

                              All base salary and expense reimbursements shall be paid to Roth monthly, in arrears, on the 15th day of each month during the term of the Roth Employment Agreements.

                              The employment agreement between Roth and API will provide that, as long as Roth is the owner of 5% or more of the outstanding common stock of API, Roth cannot be terminated as an officer or director of API other than for cause as such term shall be mutually agreed upon in such employment agreement.

                              Roth will devote such of his time as may be necessary to perform his services under the Roth Employment Agreements until such time as the total compensation received by him thereunder (whether from base salary, bonuses, management fees, or otherwise, but excluding expense reimbursements) is increased to the rate of $200,000 per annum (the "Roth Annual Compensation Rate"), at which time he will devote his full time to the performance of his services under the Roth Employment Agreements. Roth will apportion approximately 80% of his time to the performance of his services to API and the remaining 20% thereof to the performance of his services to Seller. If, at any time after Roth is required to perform full-time services under such Employment Agreements, as aforesaid, such total compensation falls below the Roth Annual Compensation Rate for a period of four consecutive months (unless such total compensation received by Roth at such time during the contract year in which such event occurs is not less than an amount to be mutually agreed upon), Roth will not be required to render full-time services under such Agreements until such time as such total compensation thereafter reaches the Roth Annual Compensation Rate.

                              The aforementioned employment agreements between Seller, SPS, API and Messrs. Randazza and Roth, as applicable, will contain restrictive covenants precluding Randazza and Roth from rendering services to competitors of Seller, SPS and API during the term of such agreements and for a period of two years after the expiration or termination of such agreements (except for any termination of such agreements as a result of a breach thereof by Seller, SPS or API, as applicable). Notwithstanding the foregoing, Randazza shall be permitted to (i) license to third parties rights to the Randazza Patent Applications for purposes of exploiting Biometrics, and (ii) develop new inventions and products in areas of Biometrics and grant third parties rights with respect thereto provided that Randazza does not spend a material portion of his time in connection with such activities and that such activities do not interfere with the performance of his services under the Randazza Employment Agreements.

                              Upon the execution of the Randazza and Roth
                              Employment Agreements, Randazza will cause API to assign to Seller certain existing key-man life insurance policies which will thereafter be maintained and paid for by Seller, provided that the annual premiums therefor do not exceed $3,600. Of such insurance, $2,000,000 thereof will be for the benefit of Seller and the remaining $2,000,000 thereof will be for the benefit of Randazza or his designated beneficiary. To the extent Roth is insurable, API will obtain life insurance policies insuring Roth's life for an aggregate of $2,000,000, $1,000,000 of which will be for the benefit of Seller and the remaining $1,000,000 thereof will be for the benefit of Roth (provided that the annual premiums therefor are acceptable to Seller).

Management Fee:               API shall pay to Randazza and Roth an annual
---------------               management fee in an aggregate amount equal to 20%
                              of the net after-tax profits of API (the
                              "Management Fee") during each year of the term of the employment agreements between API and Randazza and Roth (or, if such agreements are terminated prior to the expiration of the term thereof as a result of a breach by API, then for a period equal to the remainder of the term of such Agreements).
                              Such annual net after-tax profits will be determined by API's independent auditors in accordance with generally accepted accounting principles consistently applied throughout the relevant periods. All such Management Fees shall be payable quarterly within thirty (30) days after the end of each calendar quarter during the term of such Employment Agreements. The last annual quarterly installment thereof shall be payable within thirty (30) days after the completion of the audited financial statements of API for the year for which such Management Fee is payable. If, at the end of each calendar year during the term of such Employment Agreements, the Management Fee requires adjustment as a result of any reduction in the annual net after-tax profits for such year below the cumulative net pre-tax profits for the prior three quarters, such fee will be adjusted between the parties for such period, such adjustment to be made in and with respect to the last annual installment of the Management Fee.
                              Notwithstanding the foregoing, all such Management
                              Fees will be deferred only if and for as long as the Loan and/or any of the Additional Loans are in default, provided that there is not then existing a material uncured default by Seller or SPS, as applicable, of the Randazza or Roth Employment
                              Agreements.

                  Purchase of Authorized Payments, Inc. Shares

Seller:                       Authorized Payments, Inc., a Delaware corporation.
-------

Purchasers:                   Fingermatrix, Inc., a New York corporation
-----------                   ("FINX"), with offices at 249 N. Saw Mill River
                              Road, Elmsford, New York 10523, Lewis S. Schiller
                              ("Schiller"), Joseph Randazza ("Randazza") and
                              Leslie Roth ("Roth").

Stock Purchase Agreement:     Simultaneously with the execution of the
-------------------------     Agreement, Seller and

                              Purchasers will enter into a Subscription
                              Agreement (the "API Agreement") pursuant to which Randazza and Roth will purchase from API 46-2/3% and 23-1/3%, respectively, of the shares of common stock of API and Seller and Schiller (and/or his designees) will purchase from API 30% of the shares of common stock of API (collectively, the "API Shares"). The aggregate purchase price for the API Shares shall be an amount equal to the aggregate per share par value of the API Shares which shall be paid in cash on the date of closing under the API Agreement (the "Closing Date"), each of such Purchasers to pay their proportionate share of such purchase price based upon their respective shareholdings in API.

                              On the Closing Date, any and all rights of Authorized Payments, LLC will be assigned and transferred to API.

                              The Agreement will provide for the consent of Seller to certain actions of API to be mutually agreed upon.

                              API will be authorized, but not obligated, to provide any investor who or which makes an investment in API of $350,000 or more, with the right to designate a member of API's Board of Directors.

Preferred Stock:              Simultaneously with the execution of the
----------------              Agreement, API will issue to FINX a series of its
                              preferred stock (the "API Preferred Stock") which will entitle the holder thereof to elect the majority of API's Board of Directors for so long as there is no Default.

                              In the event that there is (a) a termination of the Randazza or Roth Employment Agreements as a result of Seller's or SPS's breach thereof, or (b) more than two payment or other material defaults by Seller or SPS, as applicable, in any year under the Randazza or Roth Employment Agreements, or (c) the Loan is not funded within 180 days after the execution of the Agreement (each a "Default"), Seller's right to elect a majority of the members of API's Board of Directors pursuant to the API Preferred Stock will terminate (and Seller will only have the right to have one of its designees serve as a director of API).

Legal Fees:                   In the event that the Agreement, the API Agreement
-----------                   and the Randazza and Roth Employment Agreements
                              are not executed and delivered by the parties thereto, the aggregate amount of the cost of the Valuation Opinion and all paid and accrued legal fees and disbursements of Seller, Randazza and Roth in connection with the transactions contemplated hereby will be apportioned between Seller, on the one hand and Randazza and Roth, on the other hand, in equal amounts. Accordingly, in such event, Seller will reimburse Randazza and Roth for 50% of such legal fees incurred by them and Randazza and Roth will reimburse Seller for 50% of the cost of the Valuation Opinion and

                              50% of such legal fees incurred by Seller.

Conditions to Closing
of Agreements:                1.  Completion of satisfactory due diligence by
--------------                Fingermatrix, Inc. concerning the financial
                              condition, proposed business activities and prospects of Authorized Payments, Inc. and all material agreements and proposals to which Authorized Payments, Inc. is or may become a party.

                              2.  The absence of any material pending or
                              threatened litigation against Fingermatrix, Inc. or Authorized Payments, Inc., Joseph Randazza or Leslie Roth and the absence of any liens or encumbrances on the capital stock of Fingermatrix, Inc. or Authorized Payments, Inc., as the case may be.

                              3.  The approval of the Agreements by the
                              respective Boards of Directors of Fingermatrix, Inc. and Authorized Payments, Inc.

                              4. Execution of Employment Agreements between Fingermatrix, Inc. and Messrs. Randazza and Roth (as well as employment agreements between Authorized Payments, Inc. and Secured Portal Systems, Inc. and Messrs. Randazza and Roth).

Public Announcements:         There shall be no press release or other public
---------------------         announcement or disclosure of the transactions
                              contemplated by this Term Sheet without the prior written consent of the parties hereto, except to the extent legally required of Fingermatrix, Inc. under applicable law, or with respect to any press release issued by Fingermatrix, Inc. announcing the transactions which are the subject of this Term Sheet and/or the proposed Agreements
                              (provided that Randazza and his counsel will be provided with a copy of any proposed press release relating to this Term Sheet prior to the issuance thereof).

                              Fingermatrix, Inc. agrees that if it issues a press release announcing the execution of this Term Sheet, it will issue a subsequent press release announcing any termination of the negotiations of the transactions contemplated hereby, if and when such termination occurs (and will provide Randazza and his counsel with a copy of any such proposed press release prior to the issuance thereof).

Brokers:                      There are no brokers or finders in connection with
--------                      the proposed Agreements.


         The foregoing sets forth the principal terms of certain proposed transactions between Fingermatrix, Inc., Lewis S. Schiller and Authorized Payments, Inc., Joseph Randazza and Leslie Roth with respect to the aforementioned Agreements and is not binding upon any of the parties hereto, except with respect to the Paragraph entitled "Public Announcements", the Paragraph entitled "Commencement of Randazza Compensation" and the Paragraph entitled "Legal Fees", each of which shall be binding upon the parties hereto. Except with respect to the Paragraph entitled "Public Announcements", the Paragraph entitled "Commencement of Randazza Compensation" and the Paragraph entitled "Legal Fees" which shall be binding upon the parties hereto, the foregoing does not constitute an agreement to agree and none of the parties hereto shall have any rights or obligations with respect to the transactions contemplated by this Term Sheet unless and until definitive Agreements and related documents are executed and delivered between Fingermatrix, Inc., Lewis S. Schiller and Authorized Payments, Inc., Joseph Randazza and Leslie Roth.

Dated: October 22, 1999                FINGERMATRIX, INC.



By:____________________________________
   Lewis S. Schiller, Chairman of the
   Board and Chief Executive Officer



---------------------------------------
Joseph Randazza



---------------------------------------
Leslie Roth



---------------------------------------
Lewis S. Schiller

Exhibit 99.3

CONSULTING AGREEMENT

         This Consulting Agreement ("Agreement") is made as of the 22nd day of October, 1999 by and between FIRST ARGENTUM L.L.C., a New York limited liability company with principal offices at 33 West Hawthorne Avenue, Valley Stream, New York 11580 (hereinafter referred to as "Consultant") and FINGERMATRIX, INC., a New York corporation with principal offices at 249 North Saw Mill River Road, Elmsford, New York 10523 (hereinafter referred to as the "Company").

         WHEREAS, Consultant has experience and expertise in all aspects of investor relations for public companies, corporate structuring and valuation, mergers, acquisitions and strategic alliances, and other matters relating to the corporate affairs of public companies; and

         WHEREAS, the Company is desirous of retaining Consultant to provide a variety of financial and business consulting and advisory services to the Company, and Consultant is willing to provide such services to the Company; and

         WHEREAS, Consultant recognizes that presently, the Company is not financially able to pay for Consultant's services in cash and Consultant has agreed to accept certain equity securities of the Company in lieu of cash compensation as consideration for the performance of its services under this Agreement, all on and subject to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and terms contained in this Agreement, and for good and valuable consideration, the Company and Consultant agree as follows:

                                    ARTICLE 1
                                   ENGAGEMENT

         1.1. The Company hereby engages and retains Consultant, upon the terms and conditions set forth herein and during the Term (hereinafter defined) hereof, to render certain business and financial consulting and advisory services to the Company relating to a variety of financial and other business matters, including structuring and modifying the Company's business and operations, evaluating ways to increase shareholder value, including how to position Company most effectively to conduct future private placements and/or public offerings of its securities, and structuring and assisting with the negotiation of acquisitions, mergers, sales, buy-outs and take-overs or strategic alliances for the Company;

         1.2. Consultant is hereby engaged and retained by the Company to provide the following specific services to the Company:

              1. Conduct an in-depth review and analysis of the Company's business operations and financial condition and advise the Company regarding its optimal financial structure;

              2. Review the Company's Business Plans and Executive Summaries and advise the Company relative to any proposed additions, deletions, modifications and/or clarifications with respect thereto;

              3. Review and make recommendations with respect to the Company's capital structure and requirements and all budgets and projections relating to the Company's current and future operations;

              4. Assist the Company in identifying and obtaining senior, mezzanine and equity and debt financing for its operations, including assistance with negotiations of the structure and terms of all such transactions;

              5. Assist the Company with the preparation of a profile of the Company's operations and financial condition for publication in Standard & Poors and other similar publications;

              6. Review and make recommendations with respect to the Company's strategic corporate planning and long-term investment policies;

              7. Review and make recommendations with respect to press releases and other promotional or public disclosures to financial news and other media, customers, suppliers, vendors, broker-dealers, financial institutions and the Company's shareholders;

              8. Assist the Company with acquisitions of other entities, including those operating businesses in the same industry as the Company and conduct in-depth reviews and analysis of proposed targets' businesses and financial condition and assist with the evaluation of financing alternatives and transaction structures for all such acquisitions in an effort to maximize value to the Company's shareholders;

              9. Review and make recommendations with respect to the principal terms and structure of all employment agreements between the Company and its executive officers, including the terms of all management incentive and stock option plans;

              10. Assist the Company in selecting members of the Company's Board of Directors and Advisory Board, if any;

              11. Review and assist the Company with the preparation of documents required by the Company for private placements, public offerings, acquisitions, reverse mergers, sales, buy outs, take-overs and strategic alliances;

              12. Upon request, attend meetings of executive management committees and/or the Board of Directors of the Company; and

              13. Liaison with corporate and securities counsel for all corporate and securities matters affecting the Company.

         1.3. Consultant hereby acknowledges and agrees that its engagement hereunder is on a non-exclusive basis and, therefore, the Company will, during the Term of this Agreement, be free to engage or retain any other firm or entity to render the same or similar services to it. The Company hereby acknowledges that Consultant's engagement hereunder does not prohibit Consultant from rendering the kinds of services provided for hereunder to others.

         1.4. The Company will provide Consultant with all financial and business information and documentation concerning the Company which is reasonably requested by Consultant hereunder to the extent such information and documentation is available without the Company incurring any unreasonable effort or expense. In addition, the Company will make its executive officers and members of its Board of Directors available to Consultant, upon reasonable advance notice and request of Consultant, for the purpose of providing information to Consultant in connection with its contemplated services hereunder.

         1.5. Consultant will only be required to devote such of its time as it may determine is necessary for the performance of its services hereunder. Consultant will perform its services hereunder in the highest professional manner and will provide such of its staff and personnel as it may deem necessary for the performance of its services hereunder.

         1.6. Consultant hereby acknowledges that all decisions relating to the services and advice provided to the Company by Consultant hereunder will be made exclusively by the Company, in its sole and absolute discretion, and Consultant will have no right or authority to make any such decisions or to otherwise bind the Company to any obligation or commitment without the written consent of the Company.

         1.7. Consultant will not, directly or indirectly, during the Term of this Agreement, without the prior written consent of the Company, contact, meet with, discuss or negotiate, or enter into any agreement with any third party which the Company is doing business with, or considering doing business with, including any prospective target company in connection with any proposed acquisition, merger or strategic alliance or joint venture.

                                    ARTICLE 2
                                      TERM

         The term of this Agreement shall commence on the date hereof and expire on November 1, 2000 (the "Term"). Notwithstanding the foregoing, the Company may terminate this Agreement at any time upon thirty (30) days notice to Consultant. Upon the expiration of the Term hereof, or upon the earlier termination of this Agreement, the provisions of Section 5 hereof shall be applicable with respect to any transaction covered thereby which is consummated by the Company within one (1) year after any such termination or expiration.

                                    ARTICLE 3
                                  COMPENSATION

         3.1. In consideration of Consultant's services under this Agreement, the Company shall, within ten (10) business days after the date of this Agreement, issue and deliver to Consultant:

                  (a) Three Thousand Three Hundred Sixty Six (3,366) shares of its Series A 2% Voting Convertible Redeemable Preferred Stock, which shares are convertible into an aggregate of Two Million Five Hundred Thousand Two Hundred Sixty Four (2,500,264) shares of the Company's common stock (the "FINX Shares"). Notwithstanding any provision of this Agreement to the contrary, Consultant acknowledges that, as of the date hereof, the Company does not have sufficient shares of common stock authorized or reserved for issuance to allow for the conversion of the FINX Shares. The Company has instructed its counsel to prepare and file all required documents to effect a recapitalization of the Company pursuant to which, among other things, the Company's authorized capital will be increased to provide for a sufficient number of shares of common stock to accommodate the full conversion of the FINX Shares (the "Recapitalization"). The Company will use its best efforts to complete such recapitalization as soon as practicable after the date hereof and will notify Consultant as soon as the same has been completed.

                  (b) Such number of shares of common stock of Secured Portal Systems, Inc. ("SPS"), a subsidiary of the Company, as shall equal 5% of the total issued and outstanding shares of SPS (the "SPS Shares").

         3.2. Promptly after and subject to the Recapitalization and the conversion of the FINX Shares, and to the extent the Company is permitted by applicable law to do so, the Company will prepare and file with the Securities and Exchange Commission a registration statement on Form S-8 with respect to 500,000 of the shares of the Company's common stock issued to Consultant upon conversion of the FINX Shares.

         3.3. Consultant understands and acknowledges that neither the FINX Shares nor the SPS Shares have been, nor will be, registered under the Securities Act of 1933, as amended (the "Securities Act"), except to the extent provided in Section 3.2 hereof, and are being issued and delivered hereunder pursuant to an exemption from the registration requirements of Section 5 of the Securities Act inasmuch as the issuance of such shares involves a transaction by an issuer not involving a public offering and that reliance upon such exemption is predicated in part upon the following representations and warranties of Consultant:

                  (a) Consultant is acquiring the FINX Shares and the SPS Shares for investment purposes only, for its own account, and not for, with any view to, or in connection with any distribution or public offering thereof within the meaning of the Securities Act.

                  (b) Consultant understands that the FINX Shares and the SPS Shares have not been registered under the Securities Act or any state securities law by reason of their issuance in a transaction which is exempt from the registration requirements of the Securities Act and such laws and such shares must be held indefinitely unless they are subsequently registered under the Securities Act and such laws or a subsequent disposition thereof is exempt from registration under the applicable provisions of the Securities Act and such laws.

                  (c) Consultant has sufficient knowledge and expertise in business and financial matters so as to enable it to analyze and evaluate the merits and risks of the investment contemplated hereby and is able to bear the economic risk of such investment, including a complete loss of its investment in the FINX Shares and the SPS Shares.

                  (d) Consultant acknowledges that it has made detailed inquiry concerning the Company and its business and that the officers of the Company have made available to Consultant any and all written information which it has requested and have answered to Consultant's satisfaction all inquiries made by Consultant.

                  (e) The transactions provided for in this Agreement with respect to the FINX Shares and the SPS Shares are not part of any pre-existing plan or arrangement for, and there is no agreement or other understanding with respect to, the distribution by Consultant of any of the FINX Shares or the SPS Shares.

                  (f) Consultant acknowledges that the certificates for the FINX Shares and the SPS Shares will bear customary Securities Act legends.

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

         Consultant and the Company each hereby represent and warrant to the other the following:

         4.1. Each is a corporation or limited liability company, as applicable, duly organized, validly existing, and in good standing under the laws of their respective jurisdictions of formation and have all requisite power and authority to own or lease their respective properties and carry on their respective businesses as now conducted.

         4.2. All action on the part of Consultant and the Company necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, has been properly taken and obtained by each of them and this Agreement constitutes a valid and legally binding obligation of Consultant and the Company, as the case may be, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting generally the enforcement of creditors' rights and by general principles of equity.

         4.3. There is no action, suit, proceeding, or investigation pending or, to the knowledge of the Company or Consultant, as applicable, threatened against either of them which in any way relates to the validity of this Agreement or the right of either of them to enter into or consummate this Agreement and the transactions contemplated hereby.

         4.4. Except as set forth in this Article 4 or as otherwise expressly provided elsewhere in this Agreement, neither the Company nor Consultant has made no representations or warranties to the other in connection with this Agreement or the transactions contemplated by this Agreement.

                                    ARTICLE 5
                                  FINDERS FEES

         5.1. In the event that, during the Term of this Agreement, Consultant introduces the Company to a third party (an "Introduced Entity") which consummates an acquisition, sale of all or substantially all of the capital stock or assets of the Company, a reverse merger, joint venture or strategic alliance for or with the Company (a "Transaction"), the Company will pay Consultant a finder's fee calculated in accordance with the provisions of
Section 5.2 below (the "Finders Fee"). Any such Introduced Entity must be the subject of a written notification from Consultant to the Company prior to the introduction thereof (the Company having the right to reject any such introduction and exclude same from this Agreement if the Company notifies Consultant that it has previously been introduced to any such third party within ten (10) days after receiving any such notice of introduction from Consultant). The Company shall be under no obligation to consummate any Transaction, the decision to do so being subject to the Company determining same in its sole and absolute discretion. Consultant will indemnify and hold the Company harmless from any claim, cause of action, liability, cost or expense incurred by the Company as a result of any third party asserting a claim against the Company for a brokerage or finder's fee with respect to any such Transaction.

         5.2. The Company will pay Consultant the Finder's Fee when, as and if the Company receives the proceeds from any such Transaction, in an amount determined as follows:

Percentage                   Amount of Proceeds
----------                   ------------------
    5%                 Of the first $1,000,000 thereof
    4%                 Of the second $1,000,000 thereof
    3%                 Of the third $1,000,000 thereof
    2%                 Of the fourth $1,000,000 thereof
    1%                 Of all amounts in excess of the first $4,000,000 thereof

The Finder's Fee shall be paid in cash or kind based upon and in the same proportion as the proceeds and other consideration received by the Company in connection with any such Transaction.

                                    ARTICLE 6
                                 CONFIDENTIALITY

         6.1. Consultant hereby agrees that all information or documentation provided to it by the Company which is marked "confidential" by the Company and which contains material non-published proprietary information of the Company will not be utilized or disclosed by Consultant, directly or indirectly, during or after the Term hereof, except in connection with the performance of Consultant's services hereunder. Notwithstanding Consultant's aforementioned covenant, Consultant shall be permitted to disclose such information in the event that (i) such information is or becomes generally available to the public other than as a result of an improper disclosure by Consultant; (ii) such information is required to be disclosed in connection with any legal or administrative action or proceeding (provided Consultant promptly notifies the Company prior to any such disclosure); or (iii) such information was available to Consultant prior to the Company providing Consultant with such information, provided that such information was not obtained by Consultant from a source known by it to be subject to any confidentiality agreement or covenant.

         6.2. Upon the termination or expiration of this Agreement, Consultant shall, upon the Company's request, return any and all Confidential Information which is in Consultant's possession and/or under its control and shall not retain any copies of any materials or documents containing Confidential Information.

                                    ARTICLE 7
                                  MISCELLANEOUS

         7.1. This Agreement constitutes the sole and entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, representations, warranties, statements, promises, arrangements and understandings, whether oral or written, express or implied, between the parties hereto with respect to the subject matter hereof and may not be amended or modified except by an instrument in writing signed by the party to be bound thereby.

         7.2. All notices, consents, requests, demands and other communications required or permitted to be given under this Agreement (collectively, the "Notices") shall be in writing and delivered personally, receipt acknowledged, or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to the parties hereto as follows (or to such other addresses as either of the parties hereto shall specify by notice given in accordance with this provision):

                  (a)      If to  the Company:
                           Fingermatrix, Inc.
                           249 N. Saw Mill River Road
                           Elmsford, New York 10528
                           Attn: Lewis S. Schiller, President
                                 and Chief Executive Officer

                           with copies to:

                           Jerold K. Levien, Esq.
                           Widowski Cassidy & Steinhart LLP
                           425 Madison Avenue, Suite 700
                           New York, NY 10017

                  (b)      If to Consultant:

                           First Argentum L.L.C.
                           c/o Civilization Communications Inc.
                           33 West Hawthorne Avenue
                           Valley Stream, New York 11580
                           Attn: Henry Schwartz

All such Notices shall be deemed given when personally delivered as aforesaid, or, if mailed as aforesaid, on the third business day after the mailing thereof or on the day actually received, if earlier, except for a notice of a change of address which shall be effective only upon receipt.

         7.3. Neither party hereto may assign this Agreement or its or their respective rights, benefits or obligations hereunder without the written consent of the other party hereto, except that Consultant may assign its rights to the FINX Shares and the SPS Shares upon notice to the Company, provided that any such assignment is in compliance with all applicable Federal and state securities laws.

         7.4. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         7.5. No waiver of any provision of this Agreement or of any breach thereof shall be effective unless in writing and signed by the party to be bound thereby. The waiver by either party hereto of a breach of any provision of this Agreement, or of any representation, warranty, obligation or covenant in this Agreement by the other party hereto, shall not be construed as a waiver of any subsequent breach or of any other provision, representation, warranty, obligation or covenant of such other party, unless the instrument of waiver expressly so provides.

         7.6. This Agreement shall be governed by and construed in accordance with the laws of the State of New York with respect to contracts made and to be fully performed therein, without regard to the conflicts of laws principles thereof.

         7.7. It is expressly acknowledged by the parties hereto that the Consultant will render services to the Company under this Agreement as an independent contractor and nothing in this Agreement is intended, nor shall be construed, to create an employer/employee, master/servant, principal/agent, partnership or joint venture relationship between Consultant and the Company.

          7.8. The parties hereto hereby agree that, at any time and from time to time after the date hereof, upon the reasonable request of the other party hereto, they shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such further acts, deeds, assignments, transfers, conveyances, and assurances as may be reasonably required to more effectively consummate this Agreement and the transactions contemplated thereby or to confirm or otherwise effectuate the provisions of this Agreement.

          7.9. Each party hereto represents and warrants to the other that it has been represented by counsel in connection with the negotiation, preparation, and consummation of this Agreement. Each of the parties hereto shall bear all of their respective costs and expenses incurred in connection with the negotiation, preparation, execution, consummation, performance and/or enforcement of this Agreement, including, without limitation, the fees and disbursements of their respective counsel, financial advisors and accountants.

          7.10. This Agreement may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed an original, but all of which when taken together, shall constitute one and the same instrument.

         7.11. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall remain in full force and effect.

         IN WITNESS HEREOF, the parties have executed this Agreement of the day and year first above written.

WITNESS:                               FIRST ARGENTUM L.L.C.


______________________                 By:________________________________
                                          Henry Schwartz, Manager

----------------------                 -----------------------------------
Print Name                             Martin Clare, Manager

WITNESS:                               FINGERMATRIX, INC.


_______________________                By:________________________________
                                          Lewis S. Schiller
_______________________                   President and Chief Executive Officer
Print Name

Exhibit 99.4

                     Amendment No. 1 to Consulting Agreement

         Reference is made to the Consulting Agreement dated as of October 22, 1999 (the "Agreement") between First Argentum LLC and Fingermatrix, Inc. All capitalized terms which are used but not defined herein shall have the meanings ascribed to them in the Agreement.

         Article 3 of the Agreement is hereby amended to add thereto Section 3.1(c) which shall read as follows:

         "3.1(c) Options to purchase such number of shares of the Company's Common Stock set forth below subject to and upon the closing price of the Company's Common Stock (whether on the NASDAQ Bulletin Board or other NASDAQ market, or on any other stock exchange or publicly traded market), for twenty
(20) consecutive trading days being not less than the closing sale prices set forth below. Any such options will have a term of five (5) years. The Company will issue any such options to Consultant within seven (7) business days after the date on which Consultant may become entitled to same in accordance with the provisions hereof.

     Closing Sale Price                                  Number of Options
     ------------------                                  -----------------
           $.50                                               250,000
           $.65                                               250,000
           $.80                                               250,000
           $.80                                               250,000(*)

(*)Notwithstanding the foregoing, Consultant will be entitled to these options only if such closing sale price is not less than $.80 per share for one-hundred-eighty (180) or more consecutive trading days."

         Except as provided above, none of the other terms or provisions of the Agreement are being modified hereby and the Agreement shall remain in full force and effect in accordance with its terms. To the extent there is any inconsistency between the terms of the Agreement and the terms of this Amendment No. 1, the terms of this Amendment No. 1 shall control.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of December 13, 1999.

WITNESS:                               FIRST ARGENTUM LLC

________________________               By:_______________________________


------------------------               ----------------------------------
Print Name                             Print Name and Title

WITNESS:                               FINGERMATRIX, INC.

________________________               By:_______________________________
                                          Lewis S. Schiller
________________________                  Chairman of the Board
Print Name

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